                                                                       EX-2


                    AGREEMENT AND PLAN OF REORGANIZATION


      AGREEMENT AND PLAN OF REORGANIZATION, dated as of September 16, 1996 ("Agreement"), between PennFirst Bancorp, Inc. ("PennFirst"), a Pennsylvania corporation headquartered in Ellwood City, Pennsylvania, and Troy Hill Bancorp, Inc. ("THB"), a Pennsylvania corporation headquartered in Pittsburgh, Pennsylvania.


                                 WITNESSETH:

      WHEREAS, the Boards of Directors of PennFirst and THB have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of THB with and into PennFirst subject to the terms and conditions set forth herein; and

      WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

      WHEREAS, as a condition and inducement to PennFirst's willingness to enter into this Agreement, (i) THB is concurrently entering into a Stock Option Agreement with PennFirst (the "Stock Option Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which THB is granting to PennFirst the option to purchase shares of THB Common Stock (as defined herein) under certain circumstances and (ii) certain stockholders of THB are concurrently entering into a Stockholder Agreement with PennFirst (the "Stockholder Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which, among other things, such stockholders agree to vote their shares of THB Common Stock in favor of this Agreement and the transactions contemplated hereby.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                  ARTICLE I

                                 THE MERGER

      1.01. THE MERGER. Subject to the terms and conditions of this Agreement and the Agreement of Merger, dated as of the date hereof, between PennFirst and THB, a copy of which is attached hereto as Appendix A, at the Effective Time (as defined in Section 1.02 hereof), THB shall be merged with and into PennFirst in accordance with Chapter 19, Subchapter C of the Pennsylvania Business Corporation Law ("PBCL") (the "Merger"), with PennFirst as the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Each share


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of common stock, par value  $.01 per share, of THB ("THB Common Stock")
outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Pennsylvania law (the "THB Dissenting Shares") and shares held by THB (including treasury shares) or PennFirst or any of their respective wholly-owned subsidiaries) shall, by virtue of the Merger and without any further action by the holder thereof, be converted into and represent the right to receive shares of common stock, par value $.01 per share, of PennFirst ("PennFirst Common Stock") or $21.15 in cash ("Merger Consideration"), as provided in Section 1.03 hereof and subject to the terms, conditions, limitations and procedures set forth in this Agreement and the Agreement of Merger.

      1.02. EFFECTIVE TIME. The Merger shall become effective on the date and at the time that Articles of Merger are filed with the Secretary of State of the Commonwealth of Pennsylvania pursuant to Section 1927 of the PBCL, unless a later date and time is specified as the effective time in such Articles of Merger ("Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article V of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at the offices of PennFirst, 600 Lawrence Avenue, Ellwood City, Pennsylvania, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to PennFirst and THB the opinions, certificates and other documents required to be delivered under
Article V hereof.

      1.03 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of THB Common
Stock:

      (a) Each share of PennFirst Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

      (b) All shares of THB Common Stock owned by THB (including treasury shares) or PennFirst or any of their respective wholly-owned subsidiaries shall be cancelled and retired and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of PennFirst Common Stock, cash or other consideration.

      (c) (1) Subject to Sections 1.08, 1.05 and 1.09 each share of THB Common Stock issued and outstanding at the Effective Time (other than shares to be cancelled in accordance with Section 1.03(b)) shall be converted into, and shall be cancelled in exchange for, the right to receive, at the election of the holder thereof:



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



            (i) the number of shares of PennFirst Common Stock which is equal to (the "Exchange Ratio"), the quotient determined by dividing (x) $21.15 by (y) the Average Share Price (the "Per Share Stock Consideration"), or

            (ii) a cash amount equal to $21.15 per share of THB Common Stock (the "Per Share Cash Consideration").

            (2)  For purposes of this Agreement:

            (i) the "Aggregate Cash Consideration" shall amount to the product of the number of shares of THB Common Stock (other than THB Common Stock owned by THB (including treasury shares) or PennFirst) outstanding at the Effective Time times .40 times $21.15; and

            (ii) the "Average Share Price" shall mean the average of the high bid and low asked price per share of PennFirst Common Stock, as reported on the Nasdaq Stock Market's National Market (as reported by an authoritative source), for the 20 trading days ending on the date PennFirst and THB receive all requisite regulatory approvals and satisfy all applicable waiting periods.

      1.04  ELECTION AND EXCHANGE PROCEDURES

      (a) The parties shall designate an exchange agent to act as agent (the "Exchange Agent") for purposes of conducting the election procedure and the exchange procedure as described in Sections 1.04 and 1.05. No later than seven business days following the Effective Time, PennFirst shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of THB Common Stock (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of THB Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of THB Common Stock in exchange for the consideration set forth in
Section 1.03(c) hereof deliverable in respect thereof pursuant to this Agreement and (ii) an election form in such form as PennFirst and THB shall mutually agree ("Election Form"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive PennFirst Common Stock with respect to all such holder's THB Common Stock as hereinabove provided (the "Stock Election Shares"), (ii) to elect to receive cash with respect to all such holder's THB Common Stock as hereinabove provided (the "Cash Election Shares"), or (iii) to indicate that such holder makes no such election with respect to such holder's shares of THB Common Stock (the "No-Election Shares"). Any shares of THB Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made such an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Any THB Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event be classified as Reallocated Stock Shares (as hereinafter defined).

      (b) The term "Election Deadline," as used below, shall mean 5:00 p.m., Eastern Time, on the 20th business day following but not including the date of mailing of the Election Form or such other date as PennFirst and THB shall mutually agree upon.

      (c) Any election to receive PennFirst Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by certificates representing all shares of THB Common Stock covered thereby, subject to the provisions of subsection (h) below of this Section 1.04. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The certificate or certificates representing THB Common Stock relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

      (d) Within ten business days after the Election Deadline, the Exchange Agent shall effect the allocation among holders of THB Common Stock of rights to receive PennFirst Common Stock or cash in the Merger in accordance with the Election Forms as follows:

            (i) If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

                  (1) all Cash Election Shares (subject to Section 1.08(a) with respect to Company Dissenting Shares) will be converted into the right to receive cash,

                  (2) the Exchange Agent will select first from among the holders of No-Election Shares and then (if necessary) will allocate among the holders of Stock Election Shares (by the method of allocation described below), a sufficient number of Stock Election Shares ("Reallocated Cash Shares") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash, and

                  (3) the No-Election Shares and Stock Election Shares which are not Reallocated Cash Shares will be converted into the right to receive PennFirst Common Stock.

            (ii) If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

                  (1) all Stock Election Shares and all No-Election Shares will be converted into the right to receive PennFirst Common Stock,

                  (2) the Exchange Agent will allocate among the holders of Cash Election Shares (by the method of allocation described below), a sufficient number of Cash Election Shares (excluding any THB Dissenting Shares) ("Reallocated Stock Shares") such that the number of remaining Cash Election Shares (including THB Dissenting Shares) times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive PennFirst Common Stock, and

                  (3) the Cash Election Shares (subject to Section 1.08(a) with respect to THB Dissenting Shares) which are not Reallocated Stock Shares will be converted into the right to receive cash.

            (iii) If the number of Cash Election Shares times the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then subparagraphs (d)(i) and (ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive PennFirst Common Stock.

      (e) In the event that the Exchange Agent is required pursuant to Section 1.04(d)(i)(2) to designate from among all Stock Election Shares the Reallocated Cash Shares to receive cash, each holder of Stock Election Shares shall be allocated a pro rata portion of the remainder of the total Reallocated Cash Shares less the number of No Election Shares which are Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 1.04(d)(ii)(2) to designate from among all holders of Cash Election Shares the Reallocated Stock Shares to receive PennFirst Common Stock, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares.

      (f) At the Effective Time, PennFirst shall issue to the Exchange Agent the number of shares of PennFirst Common Stock issuable and the amount of cash payable in the Merger (which shall be held by the Exchange Agent in trust for the holders of THB Common Stock and invested only in deposit accounts issued by the Exchange Agent (or an FDIC-insured affiliate of the Exchange Agent), direct obligations of the U.S. Government or obligations issued or guaranteed by an agency thereof which carry the full faith and credit of the United States). Within 10 business days after the Election Deadline, the Exchange Agent shall distribute PennFirst Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of PennFirst Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

      (g) After the completion of the foregoing allocation, each holder of an outstanding certificate or certificates which prior thereto represented shares of THB Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of PennFirst Common Stock or the amount of cash into which the aggregate number of shares of THB Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement and, if such holder's shares of THB Common Stock have been converted into PennFirst Common Stock, any other distribution theretofore paid with respect to PennFirst Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented THB Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of PennFirst Common Stock or the right to receive the amount of cash into which such THB Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of THB of certificates representing shares of THB Common Stock and if such certificates are presented to THB for transfer, they shall be cancelled against delivery of certificates for PennFirst Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of PennFirst Common Stock under this Section 1.04 until such person surrenders the certificate or certificates representing THB Common Stock, at which time such dividends shall be remitted to such person, without interest.

      (h) PennFirst shall not be obligated to deliver cash and/or a certificate or certificates representing shares of PennFirst Common Stock to which a holder of THB Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of THB Common Stock for exchange as provided in this
Section 1.04, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by PennFirst. If any certificates evidencing shares of PennFirst Common Stock are to be issued in a name other than that in which the certificate evidencing THB Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of PennFirst Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (i) Any portion of the shares of PennFirst Common Stock and cash delivered to the Exchange Agent by PennFirst pursuant to Section 1.04(f) that remains unclaimed by the shareholders of THB for six months after the Effective Time (as well as any proceeds from any

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investment thereof) shall be delivered by the Exchange Agent to PennFirst.  Any shareholders of THB who have not theretofore complied with Section 1.04(g) shall thereafter look only to PennFirst for the consideration deliverable in respect of each share of THB Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of THB Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of PennFirst Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of PennFirst (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. PennFirst and the Exchange Agent shall be entitled to rely upon the stock transfer books of THB to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, PennFirst and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

      1.05 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of PennFirst Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of PennFirst Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Share Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

      1.06  STOCK OPTIONS.

      (a) Immediately before the Effective Time, each option with respect to THB Common Stock (a "THB Stock Option") that has been issued pursuant to THB's 1994 Stock Option Plan and is outstanding and exercisable at the Effective Time shall be cancelled and converted into the right to receive from THB or PennFirst, subject to required withholding taxes, if any, (x) cash in an amount equal to the difference between the exercise price of such THB Stock Option and the Per Share Cash Consideration for each share of THB Common Stock subject to such THB Stock Option or (y) an option to purchase shares of PennFirst Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of THB's 1994 Stock Option Plan):

            (1) the number of shares of PennFirst Common Stock to be subject to the new option shall be equal to the product of the number of shares of THB Common Stock subject to the original option and the Exchange Ratio, provided


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      that any fractional shares of PennFirst Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

            (2) the exercise price per share of PennFirst Common Stock under the new option shall be equal to the exercise price per share of THB Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

The duration and other terms of the new option shall be the same as the original option, except that all references to THB shall be deemed to be references to PennFirst.

            (b) Within thirty (30) business days after the Effective Time, PennFirst shall file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of PennFirst Common Stock subject to options to acquire PennFirst Common Stock issued pursuant to
Section 1.06(a) hereof, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "blue sky" law, for so long as such options remain outstanding.

      1.07 WITHHOLDING RIGHTS. PennFirst (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of THB Common Stock such amounts as PennFirst is required under the Internal Revenue Code of 1986, as amended ("Code") or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of THB Common Stock in respect of which such deduction and withholding was made by PennFirst.

      1.08 DISSENTING SHARES. Each outstanding share of THB Common Stock the holder of which has perfected his right to dissent under the PBCL and has not effectively withdrawn or lost such right as of the Effective Time (the "THB Dissenting Shares") shall not be converted into or represent a right to receive shares of PennFirst Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by the PBCL. THB shall give PennFirst prompt notice upon receipt by THB of any such written demands for payment of the fair value of such shares of THB Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the PBCL (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Any payments made in respect of THB Dissenting Shares shall be made by PennFirst. If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of THB Common Stock shall be converted into a right to receive cash or PennFirst Common Stock in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of THB


                                        8
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Common Stock of such holder shall be converted on a share by share basis into either the right to receive cash or PennFirst Common Stock as PennFirst shall determine.

      1.09 ANTI-DILUTION PROVISIONS. The Exchange Ratio, the Per Share Stock Consideration, the Per Share Cash Consideration and the Stock Amount shall be subject to appropriate adjustments as mutually agreed to by PennFirst and THB in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of PennFirst Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in PennFirst's capitalization. Nothing contained herein shall be deemed to permit any action which may be proscribed by this Agreement.

      1.10 ADDITIONAL ACTIONS. If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of THB acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, THB and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of THB or otherwise to take any and all such action.


                                 ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF THB

      References to "THB Disclosure Schedules" shall mean all of the disclosure schedules required by this Article II, dated as of the date hereof and referenced to the specific sections and subsections of Article II of this Agreement, which have been delivered by THB to PennFirst. THB hereby represents and warrants to PennFirst as follows as of the date hereof:

      2.01. CORPORATE ORGANIZATION.

      (a) THB is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. THB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of


                                        9
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the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of THB and the THB Subsidiaries (as defined below) taken as a whole. THB is registered as a thrift holding company under the Home Owners' Loan Act, as amended ("HOLA"). THB Disclosure Schedule 2.01(a) sets forth true and complete copies of the Articles of Incorporation or other governing instrument and Bylaws of THB and the THB Subsidiaries as in effect on the date hereof.

      (b) The only direct or indirect subsidiaries of THB are Troy Hill Federal Savings Bank ("Troy Hill") and THF, Inc. (together the "THB Subsidiaries"). Each of the THB Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole. THB and Troy Hill are in good standing with their appropriate federal thrift regulatory agencies and each has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with such thrift regulatory agencies. Except as set forth in THB Disclosure Schedule 2.01(b) and other than the THB Subsidiaries, THB does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

      2.02. CAPITALIZATION. The authorized capital stock of THB consists of 10,000,000 shares of THB Common Stock, of which 1,067,917 are issued and outstanding and 56,208 of which are held in treasury as of the date hereof, and 5,000,000 shares of preferred stock, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of THB, and all issued and outstanding shares of capital stock of each of the THB Subsidiaries, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of each of the THB Subsidiaries are owned by THB free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for options granted to PennFirst pursuant to the Option Agreement and for options to purchase 70,253 shares of THB Common Stock which have been granted pursuant to THB's 1994 Stock Option Plan, and which are outstanding, none of THB or either of the THB Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of THB or either of the THB Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.



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



      2.03. AUTHORITY; NO VIOLATION.

      (a) Subject to the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the stockholders of THB, THB has full corporate power and authority to execute and deliver this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of THB. Except for the approval of THB's stockholders of this Agreement and the Agreement of Merger, no other corporate proceedings on the part of THB are necessary to consummate the transactions so contemplated. This Agreement and the Agreement of Merger have been duly and validly executed and delivered by THB and constitute valid and binding obligations of THB, enforceable against it in accordance with and subject to their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

      (b) None of the execution and delivery of this Agreement and the Agreement of Merger by THB, nor the consummation by THB of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by THB with any of the terms or provisions hereof or thereof, will
(i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of THB or any of the THB Subsidiaries, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to THB or any of the THB Subsidiaries or any of their respective properties or assets, or (iii) except as disclosed in THB Disclosure
Schedule 2.03(b), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of THB or either of the THB Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which THB or any of the THB Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and
(iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in THB Disclosure Schedule 2.03(b) and for consents and approvals of or filings or registrations with or notices to the Securities and Exchange Commission ("Commission"), the Secretary of State of the Commonwealth of Pennsylvania, the Office of Thrift Supervision ("OTS") and the stockholders of THB, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of THB in connection with
(a) the execution and
delivery of this Agreement and the Agreement of Merger by THB and (b) the consummation by THB of the Merger and the other transactions contemplated hereby and by the Agreement of Merger.

      2.04. FINANCIAL STATEMENTS.

      (a) THB has previously delivered to PennFirst copies of the consolidated statements of financial condition of THB as of June 30, 1995, 1994 and 1993 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended June 30, 1995, 1994 and 1993 in each case accompanied by the audit reports of Grant Thornton LLP, independent public accountants, as well as the unaudited consolidated statement of financial condition of THB as of March 31, 1996 and the related unaudited consolidated statement of income, changes in stockholders' equity and cash flows for the nine months ended March 31, 1996 and 1995. The consolidated statements of financial condition of THB referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of THB to be delivered by THB pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of THB as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, changes in stockholders' equity and cash flows of THB for the respective periods or as of the respective dates set forth therein (it being understood that THB's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of THB, necessary for a fair presentation of such financial statements).

      (b) Each of the financial statements referred to in this Section 2.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of THB and the THB Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

      (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of Section 2.04(a) or the notes thereto or liabilities incurred since March 31, 1996 in the ordinary course of business and consistent with past practice, none of THB or either of the THB Subsidiaries has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole.

      2.05. ABSENCE OF CERTAIN CHANGES OR EVENTS.

      (a) There has not been any material adverse change in the business, operations, prospects, assets or financial condition of THB and the THB Subsidiaries taken as a whole since

March 31, 1996 and to the best knowledge of THB, no fact or condition exists which THB believes will cause such a material adverse change in the future.

      (b) Neither THB nor either of the THB Subsidiaries has taken or permitted any of the actions set forth in Section 4.02 hereof between March 31, 1996 and the date hereof.

      2.06. LEGAL PROCEEDINGS. Except as disclosed in THB Disclosure Schedule 2.06, none of THB or either of the THB Subsidiaries is a party to any, and there are no pending or, to the best knowledge of THB, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against THB or either of the THB Subsidiaries, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of THB will not have a material adverse effect on the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole. None of THB or any of the THB Subsidiaries is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole.

      2.07. TAXES AND TAX RETURNS.

      (a) Each of THB and the THB Subsidiaries, or the affiliated, combined or unitary group (within the meaning of applicable federal income tax law) of which any such corporation is or was a member, as the case may be (individually an "Affiliate" and collectively, "Affiliates"), has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to PennFirst) and (ii) have not finally been determined. THB and its Affiliates have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in THB Disclosure Schedule 2.07(a), (i) the federal income tax returns of THB and its Affiliates have been examined by the Internal Revenue Service ("IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Pennsylvania income tax returns of THB and its Affiliates have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon THB or any of its Affiliates, nor has THB or any of its Affiliates given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

      (b) Except as set forth in THB Disclosure Schedule 2.07(b), none of THB or any of its Affiliates (i) has requested any extension of time within which to file any Return which

Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by THB or any Affiliate (nor does THB have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

      (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon THB or any of its Affiliates.

      2.08. EMPLOYEE BENEFIT PLANS.

      (a) Each employee benefit plan or arrangement of THB or either of the THB Subsidiaries which is an "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in THB Disclosure Schedule 2.08(a) ("THB Plans"). THB has previously furnished to PennFirst true and complete copies of each of the THB Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified THB Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified THB Plans.

      (b) Each THB Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

      (c) Neither THB nor any THB Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

      (d) The present value of all accrued benefits under each of the THB Plans subject to Title IV of ERISA did not, as of the latest valuation date of each such Plan, exceed the then current value of the assets of such plans allocable to such accrued benefits, based upon the actuarial and accounting assumptions currently utilized for such THB Plans.

      (e) Neither THB nor either of the THB Subsidiaries, nor, to the best knowledge of THB, any trustee, fiduciary or administrator of an THB Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject THB or either of the THB Subsidiaries, or, to the best knowledge of THB, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

      (f) No THB Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any THB Plan, as that term is defined in Section 4043(b) of ERISA.

      (g) No THB Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

      (h) Each of the THB Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and THB is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

      2.09. SECURITIES DOCUMENTS AND REGULATORY REPORTS.

      (a) THB has previously delivered or made available to PennFirst a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the Securities Exchange Act of 1934, as amended ("1934 Act"), or mailed by THB to its stockholders as a class since January 1, 1994, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

      (b) THB and each of the THB Subsidiaries has duly filed with the OTS and the Federal Deposit Insurance Corporation ("FDIC") in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and THB has delivered or made available to PennFirst accurate and complete copies of such reports. THB Disclosure Schedule 2.09(b) lists all examinations of THB or of the THB Subsidiaries conducted by the applicable thrift regulatory authorities since January 1, 1990 and the dates of any responses thereto submitted by THB. In connection with the most recent examinations of THB or the THB Subsidiaries by the applicable thrift regulatory authorities, neither THB nor any THB Subsidiary was required to correct or change any action, procedure or proceeding which THB or such THB Subsidiary believes has not been now corrected or changed as required.

      2.10. THB INFORMATION. None of the information relating to THB and the THB Subsidiaries to be contained in (i) the Registration Statement on Form S-4 to be filed by

PennFirst in connection with the issuance of shares of PennFirst Common Stock pursuant to the Merger, as amended or supplemented (or on any successor or other appropriate form) ("Form S-4"), will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the joint proxy statement/prospectus contained in the Form S-4, as amended or supplemented, and to be delivered to stockholders of PennFirst and THB in connection with the solicitation of their approval of this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby ("Joint Proxy Statement/Prospectus"), as of the date(s) such Joint Proxy Statement/Prospectus is mailed to stockholders of PennFirst and THB and up to and including the date(s) of the meetings of stockholders to which such Joint Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

      2.11. COMPLIANCE WITH APPLICABLE LAW.

      (a) THB and each of the THB Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of THB and the THB Subsidiaries, no suspension or cancellation of any of the same is threatened.

      (b) Neither THB nor any of the THB Subsidiaries is in violation of its respective Articles of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole; and neither THB nor any THB Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that THB or any THB Subsidiary is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole. Neither THB nor any THB Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

      2.12. DEPOSIT INSURANCE AND OTHER REGULATORY MATTERS.

      (a) The deposit accounts of Troy Hill are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended ("FDIA"), and Troy Hill has paid all premiums and assessments required by the FDIA and the regulations thereunder.

      (b) Troy Hill is a member in good standing of the Federal Home Loan Bank ("FHLB") of Pittsburgh and owns the requisite amount of stock in the FHLB of Pittsburgh.

      (c) Troy Hill is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

      (d) Troy Hill has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

      2.13. CERTAIN CONTRACTS.

      (a) Except as disclosed in THB Disclosure Schedule 2.13(a), neither THB nor any THB Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by THB or any THB Subsidiary or the guarantee by THB or any THB Subsidiary of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of THB or any THB Subsidiary, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of THB or any of the THB Subsidiaries upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which THB or any of the THB Subsidiaries is a party or by which any of the same is bound which limits the freedom of THB or any of the THB Subsidiaries to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to THB's Annual Report on Form 10-K (or Form 10-KSB) under the 1934 Act and which has not been so filed, or (viii) any other agreement, arrangement or understanding to which THB or any THB Subsidiary is a party and which is material to the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

      (b) Neither THB nor any THB Subsidiary is in default or in non-compliance, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole or the transactions contemplated hereby, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

      2.14. PROPERTIES AND INSURANCE.

      (a) All real and personal property owned by THB or any of the THB Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of THB and the THB Subsidiaries in the ordinary course of business consistent with their past practices. THB and the THB Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in THB's consolidated statement of financial condition as of March 31, 1996, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1996), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition,
(ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. THB and the THB Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by THB and the THB Subsidiaries and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right. THB Disclosure
Schedule 2.14(a) sets forth an accurate listing of each lease pursuant to which THB or any of the THB Subsidiaries acts as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same.

      (b) The business operations and all insurable properties and assets of THB and the THB Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of THB, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of THB adequate for the business engaged in by THB and the THB Subsidiaries. As of the date hereof, neither THB nor either of the THB Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

      2.15. ENVIRONMENTAL MATTERS. For purposes of this Agreement, the following terms shall have the indicated meaning:

      "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, ET SEQ; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, ET SEQ; the Clean Air Act, as amended, 42 U.S.C. Section 7401, ET SEQ; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251 ET SEQ; the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 9601, ET SEQ; the Emergency Planning and Community Right to Know Act,
42 U.S.C. Section 11001 ET SEQ; the Safe Drinking Water Act, 42 U.S.C.
Section 300f, ET SEQ; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

      "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

      "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated by THB or any of the THB Subsidiaries or those properties which serve as collateral for loans owned by THB or any of the THB Subsidiaries.

      (a) To the best knowledge of THB and the THB Subsidiaries, neither THB nor any of the THB Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole.

      (b) To the best knowledge of THB and the THB Subsidiaries, none of the Loan Portfolio Properties and Other Properties Owned by THB or the THB Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole.

      (c) To the best knowledge of THB and the THB Subsidiaries, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by THB or the THB Subsidiaries under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole.

      2.16. ALLOWANCE FOR LOAN LOSSES AND REAL ESTATE OWNED. The allowance for loan losses reflected on THB's consolidated statements of financial condition included in the consolidated financial statements referred to in
Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of THB's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

      2.17. MINUTE BOOKS. Since January 1, 1992, the minute books of THB and the THB Subsidiaries contain complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and stockholders.

      2.18. AFFILIATE TRANSACTIONS.

      (a) Except as disclosed in THB Disclosure Schedule 2.18(a) or in THB's proxy statements, and except as specifically contemplated by this Agreement, since January 1, 1992, neither THB nor either of the THB Subsidiaries has engaged in or agreed to engage in (whether in writing or orally) any transaction with any "affiliated person" or "affiliate" of Troy Hill, as such terms are defined in 12 C.F.R Section 561.5 and 12 C.F.R. Section 563.41, respectively.

      (b) THB Disclosure Schedule 2.18(b) sets forth the name and number of shares of THB Common Stock owned as of the date hereof beneficially or of record by any persons THB considers to be affiliates of THB ("THB Affiliates") as that term is defined for purposes of Rule 145 under the 1933 Act.

      2.19. BROKER FEES. Except as set forth in THB Disclosure Schedule 2.19, none of THB, either of the THB Subsidiaries or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

      2.20. DISCLOSURES.  No representation or warranty contained in Article
II of this Agreement, and no statement contained in the THB Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.


                                ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PENNFIRST

      References to "PennFirst Disclosure Schedules" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered by PennFirst to THB. PennFirst hereby represents and warrants to THB as follows as of the date hereof:

      3.01. CORPORATE ORGANIZATION.

      (a) PennFirst is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. PennFirst has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of PennFirst and the PennFirst Subsidiaries (as defined below) taken as a whole. PennFirst is registered as a thrift holding company under the HOLA. PennFirst Disclosure
Schedule 3.01(a) sets forth true and complete copies of the Articles of Incorporation or other governing instrument and Bylaws of PennFirst and the PennFirst Subsidiaries as in effect on the date hereof.

      (b) The only direct or indirect subsidiaries of PennFirst are ESB Bank, FSB ("ESBB"), PennFirst Financial Services, Inc., Ellwood Service Corporation, Amsco, Inc. and Shady Park II Townhouse Associates (a limited partnership) (together the "PennFirst Subsidiaries"). Each of the PennFirst Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of PennFirst and the PennFirst Subsidiaries taken as a whole. PennFirst and ESBB are in good standing with their appropriate federal thrift regulatory agencies and each has satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with such thrift regulatory agencies. Other than the PennFirst Subsidiaries, PennFirst does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

      3.02. CAPITALIZATION. The authorized capital stock of PennFirst consists of 10,000,000 shares of PennFirst Common Stock, of which 3,909,184 are issued and outstanding as of the date hereof, and 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of PennFirst, and all issued and outstanding shares of capital stock of each of the PennFirst Subsidiaries, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of each of the PennFirst Subsidiaries are owned by PennFirst free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for options to purchase 250,521 shares of PennFirst Common Stock which have been granted pursuant to PennFirst's Stock Option Plan or 1992 Stock Incentive Plan (or options granted by PennFirst pursuant thereto after the date hereof), none of PennFirst or any of the PennFirst Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of PennFirst or any of the PennFirst Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

      3.03. AUTHORITY; NO VIOLATION.

      (a) Subject to the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the stockholders of PennFirst, PennFirst has full corporate power and authority to execute and deliver this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of PennFirst and, except for the approval of PennFirst's stockholders of this Agreement and the Agreement of Merger, no other corporate proceedings on the part of PennFirst are necessary to consummate the transactions so contemplated. This Agreement and the Agreement of Merger have been duly and validly executed and delivered by PennFirst and constitute valid and binding obligations of PennFirst, enforceable against it in accordance with and subject to their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

      (b) None of the execution and delivery of this Agreement and the Agreement of Merger by PennFirst, nor the consummation by PennFirst of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, or compliance by PennFirst with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or other governing instrument or Bylaws of PennFirst or any of the PennFirst Subsidiaries, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PennFirst or any of the PennFirst Subsidiaries or any of their respective properties or assets, or
(iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of PennFirst or any of the PennFirst Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PennFirst or any of the PennFirst Subsidiaries is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of PennFirst and the PennFirst Subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Commission, the Secretary of State of the Commonwealth of Pennsylvania, the OTS and the stockholders of PennFirst, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of PennFirst in connection with (a) the execution and delivery of this Agreement and the Agreement of Merger by PennFirst and (b) the consummation by PennFirst of the transactions contemplated hereby and by the Agreement of Merger.

      3.04. FINANCIAL STATEMENTS.

      (a) PennFirst has previously delivered to THB copies of the consolidated statements of financial condition of PennFirst as of December 31, 1993, 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995, in each case accompanied by the audit reports of KPMG Peat Marwick, independent public accountants, as well as the unaudited consolidated statement of financial condition of PennFirst as of June 30, 1996 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the six months ended June 30, 1995 and 1996. The consolidated statements of financial condition of PennFirst referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of PennFirst to be delivered by PennFirst pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of PennFirst as of the respective dates set forth therein, and the related consolidated statements of operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, changes in stockholders' equity and cash flows of PennFirst for the respective periods or as of the respective dates set forth therein (it being understood that PennFirst's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of PennFirst, necessary for a fair presentation of such financial statements).

      (b) Each of the financial statements referred to in this Section 3.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of PennFirst and the PennFirst Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

      (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of this
Section 3.04 or the notes thereto or liabilities incurred since June 30, 1996 in the ordinary course of business and consistent with past practice, none of PennFirst or any of the PennFirst Subsidiaries has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of PennFirst and the PennFirst Subsidiaries taken as a whole.

      3.05. ABSENCE OF CERTAIN CHANGES OR EVENTS. There has not been any material adverse change in the business, operations, prospects, assets or financial condition of PennFirst and the PennFirst Subsidiaries taken as a whole since June 30, 1996 and to the best knowledge of PennFirst, no fact or condition exists which PennFirst believes will cause such a material adverse change in the future.

      3.06. LEGAL PROCEEDINGS. None of PennFirst or any of the PennFirst Subsidiaries is a party to any, and there are no pending or, to the best knowledge of PennFirst, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against PennFirst or any of the PennFirst Subsidiaries, except such proceedings, claims actions or governmental investigations which in the good faith judgment of PennFirst will not have a material adverse effect on the business, operations, assets or financial condition of PennFirst and the PennFirst Subsidiaries taken as a whole. None of PennFirst or any of the PennFirst Subsidiaries is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of PennFirst and the PennFirst Subsidiaries taken as a whole.

      3.07. TAXES AND TAX RETURNS.

      (a) Each of PennFirst and the PennFirst Subsidiaries, or the affiliated, combined or unitary group (within the meaning of applicable federal income tax law) of which any such corporation is or was a member, as the case may be (individually an "Affiliate" and collectively,

"Affiliates"), has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes, and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to THB and (ii) have not finally been determined. PennFirst and its Affiliates have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in PennFirst Disclosure
Schedule 3.07(a), (i) the federal income tax returns of PennFirst and its Affiliates have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Pennsylvania income tax returns of PennFirst and its Affiliates have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon PennFirst or any of its Affiliates, nor has PennFirst or any of its Affiliates given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

      (b) Except as set forth in PennFirst Disclosure Schedule 3.07(b), none of PennFirst or any of its Affiliates (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by PennFirst or any Affiliate (nor does PennFirst have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

      3.08. EMPLOYEE BENEFIT PLANS.

      (a) Each employee benefit plan or arrangement of PennFirst or either of the PennFirst Subsidiaries which is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in PennFirst Disclosure Schedule 3.08(a) ("PennFirst Plans"). PennFirst has previously furnished or made available to THB true and complete copies of each of the PennFirst Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified PennFirst Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified PennFirst Plans.

      (b) Each PennFirst Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

      (c) Neither PennFirst nor any PennFirst Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

      (d) The present value of all accrued benefits under each of the PennFirst Plans subject to Title IV of ERISA did not, as of the latest valuation date of each such Plan, exceed the then current value of the assets of such plans allocable to such accrued benefits, based upon the actuarial and accounting assumptions currently utilized for such PennFirst Plans.

      (e) Neither PennFirst nor any of the PennFirst Subsidiaries, nor, to the best knowledge of PennFirst, any trustee, fiduciary or administrator of a PennFirst Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject PennFirst or any of the PennFirst Subsidiaries, or, to the best knowledge of PennFirst, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said Section 4975.

      (f) No PennFirst Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any PennFirst Plan, as that term is defined in Section 4043(b) of ERISA.

      (g) No PennFirst Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

      (h) Each of the PennFirst Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and PennFirst is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

      3.09. SECURITIES DOCUMENTS AND REGULATORY REPORTS.

      (a) PennFirst has previously delivered or made available to THB a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the 1933 Act or the 1934 Act or mailed by PennFirst to its stockholders as a class since January 1, 1993, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

      (b) PennFirst and each of the PennFirst Subsidiaries has duly filed with the OTS and the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and PennFirst has delivered or made available to THB accurate and complete copies of such reports. PennFirst Disclosure Schedule 3.09(b) lists all examinations of PennFirst or of the PennFirst Subsidiaries conducted by the applicable thrift regulatory authorities since January 1, 1993 and the dates of any responses thereto submitted by PennFirst. In connection with the most recent examinations of PennFirst or the PennFirst Subsidiaries by the applicable thrift regulatory authorities, neither PennFirst nor any PennFirst Subsidiary was required to correct or change any action, procedure or proceeding which PennFirst or such PennFirst Subsidiary believes has not been now corrected or changed as required.

      3.10. PENNFIRST INFORMATION. None of the information relating to PennFirst and the PennFirst Subsidiaries to be contained in (i) the Form S-4 will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Joint Proxy Statement/Prospectus, as of the date(s) such Joint Proxy Statement/Prospectus is mailed to stockholders of PennFirst and THB and up to and including the date(s) of the meetings of stockholders to which such Joint Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

      3.11. COMPLIANCE WITH APPLICABLE LAW.

      (a) PennFirst and each of the PennFirst Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of PennFirst and the PennFirst Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of PennFirst and the PennFirst Subsidiaries, no suspension or cancellation of any of the same is threatened.

      (b) Neither PennFirst nor any of the PennFirst Subsidiaries is in violation of its respective Articles of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of PennFirst and the PennFirst Subsidiaries taken as a whole; and neither PennFirst nor any PennFirst Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that PennFirst or any PennFirst Subsidiary is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of PennFirst and the PennFirst Subsidiaries taken as a whole. Neither PennFirst nor any PennFirst Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

      3.12. DEPOSIT INSURANCE AND OTHER REGULATORY MATTERS.

      (a) The deposit accounts of ESBB are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the FDIA, and ESBB has paid all premiums and assessments required by the FDIA and the regulations thereunder.

      (b) ESBB is a member in good standing of the FHLB of Pittsburgh and owns the requisite amount of stock in the FHLB of Pittsburgh.

      (c) ESBB is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

      (d) ESBB has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

      3.13. PROPERTIES AND INSURANCE.

      (a) All real and personal property owned by PennFirst or any of the PennFirst Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of PennFirst and the PennFirst Subsidiaries in the ordinary course of business consistent with their past practices. PennFirst and the PennFirst Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in PennFirst's consolidated statement of financial condition as of June 30, 1996, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 1996), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of PennFirst and the PennFirst Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. PennFirst and the PennFirst Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by PennFirst and the PennFirst Subsidiaries and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right.

      (b) The business operations and all insurable properties and assets of PennFirst and the PennFirst Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of PennFirst, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of PennFirst adequate for the business engaged in by PennFirst and the PennFirst Subsidiaries. As of the date hereof, neither PennFirst nor either of the PennFirst Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

      3.14. ENVIRONMENTAL MATTERS.

      (a) To the best knowledge of PennFirst and the PennFirst Subsidiaries, neither PennFirst nor any of the PennFirst Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of PennFirst and PennFirst Subsidiaries taken as a whole.

      (b) To the best knowledge of PennFirst and the PennFirst Subsidiaries, none of the Loan Portfolio Properties and Other Properties Owned by PennFirst or the PennFirst Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of PennFirst and the PennFirst Subsidiaries taken as a whole.

      (c) To the best knowledge of PennFirst and the PennFirst Subsidiaries, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by PennFirst or the PennFirst Subsidiaries under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of PennFirst and the PennFirst Subsidiaries taken as a whole.

      3.15. ALLOWANCE FOR LOAN LOSSES AND REAL ESTATE OWNED. The allowance for loan losses reflected on PennFirst's consolidated statements of financial condition included in the consolidated financial statements referred to in
Section 3.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of PennFirst's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated statements of financial condition included in the consolidated financial statements referred to in Section 3.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

      3.16. MINUTE BOOKS. Since January 1, 1992, the minute books of PennFirst and the PennFirst Subsidiaries contain complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and stockholders.

      3.17. BROKER FEES. Except as set forth in PennFirst Disclosure Schedule 3.17, neither PennFirst nor any of its directors or officers has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

      3.18. DISCLOSURES. No representation or warranty contained in Article III of this Agreement, and no statement contained in the PennFirst Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.


                                 ARTICLE IV

                          COVENANTS OF THE PARTIES

      4.01. CONDUCT OF THE BUSINESS OF THB. During the period from the date hereof to the Effective Time, THB shall, and shall cause each of the THB Subsidiaries to, conduct its businesses and engage in transactions permitted hereunder or only in the ordinary course and consistent with past practice, except with the prior written consent of PennFirst, which consent shall not be unreasonably withheld. THB shall use its best efforts to (i) preserve its business organization and that of the THB Subsidiaries intact, (ii) keep available to itself and PennFirst the present services of the employees of THB and the THB Subsidiaries, and (iii) preserve for itself and PennFirst the goodwill of the customers of itself and the THB Subsidiaries and others with whom business relationships exist.

      4.02. NEGATIVE COVENANTS. THB agrees that from the date hereof to the Effective Time, except as otherwise approved by PennFirst in writing or as permitted or required by this Agreement, THB will not, nor will THB permit any of the THB Subsidiaries to:

      (i) change any provision of the Articles of Incorporation or other governing instrument or Bylaws of THB or either of the THB Subsidiaries;

      (ii) except for the issuance of THB Common Stock pursuant to the present terms of stock options which are outstanding as of the date hereof (and identified on THB Disclosure Schedule 4.02) and compliance with the terms of the Option Agreement of even date herewith, change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of THB or either of the THB Subsidiaries, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

      (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of THB or either of the THB Subsidiaries, except for regular quarterly cash dividends not in excess of $0.10 per share of THB Common Stock (but THB shall not alter its practices as to payment and record dates without PennFirst's consent);

      (iv) grant any severance or termination pay (other than pursuant to binding contracts of THB in effect on the date hereof and disclosed to PennFirst on THB Disclosure Schedule 2.13(a)), to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its directors, officers or employees, except, in the case of employees, such as may be granted in the ordinary course of business and consistent with past practices and policies;

      (v) enter into or modify (except as may be required by applicable law or as may be required by Section 4.12 hereof, with the prior written consent of PennFirst, which shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to THB's Employee Stock Ownership Plan or any other defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice;

      (vi) sell or dispose of any significant assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

      (vii) make any capital expenditures in excess of $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, other than expenditures necessary to maintain existing assets in good repair and other than as set forth in THB Disclosure Schedule 4.02(vii);

      (viii)except as set forth on THB Disclosure Schedule 4.02(viii), file any applications or make any contract with respect to branching or site location or relocation;

      (ix) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

      (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

      (xi) engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in Section 2.18(a) hereof;

      (xii) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

      (xiii)take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time; or

      (xiv) agree to do any of the foregoing.

      4.03. NO SOLICITATION. Neither THB nor either of the THB Subsidiaries shall, nor shall THB or either of the THB Subsidiaries authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of THB or either of the THB Subsidiaries to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than PennFirst) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving THB or either of the THB Subsidiaries (an "Acquisition Transaction"); provided, however, that THB may provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of THB, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such information should be furnished. THB will promptly communicate to PennFirst the terms of any proposal which it may receive in respect of any such Acquisition Transaction and shall provide PennFirst with copies of (i) any written legal advice provided to the Board of Directors of THB, (ii) all such written inquiries or proposals and (iii) an accurate and complete written synopsis of all such oral inquiries or proposals.

      4.04. CURRENT INFORMATION. During the period from the date hereof to the Effective Time, each party will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last quarter of each calendar year) ending after the date of this Agreement, each party will deliver to the other party its quarterly report on Form 10-Q (or Form 10-QSB) under the 1934 Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, each party will deliver to the other party its Annual Report on Form 10-K (or Form 10-KSB). Within 25 days after the end of each month, each party shall provide the other party with a consolidated statement of financial condition and a consolidated statement of operations, without related notes, for such month prepared in accordance with generally accepted accounting principles.

      4.05. ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

      (a) THB shall permit PennFirst and its representatives reasonable access to its properties and those of the THB Subsidiaries, and shall disclose and make available to PennFirst all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of THB and the THB Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which PennFirst may have a reasonable interest. Neither THB nor either of the THB Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. THB will use its best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. THB and the THB Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with PennFirst and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations. Similar access shall be provided by PennFirst to THB and its representatives to the extent necessary to enable THB to satisfy its due diligence obligations with respect to PennFirst.

      (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or
(ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

      (c) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, THB may invite one person (to be designated by PennFirst) to attend all meetings of the Board of Directors of THB and the THB Subsidiaries.

      4.06. REGULATORY MATTERS.

      (a) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation (including without limitation the Form S-4 and the Joint Proxy Statement/Prospectus), to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

      (b) Each of the parties will furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them, or any of their respective subsidiaries to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

      (c) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

      4.07. APPROVAL OF STOCKHOLDERS. Each party will (a) take all steps (including, without limitation, the preparation of the Form S-4 and Joint Proxy Statement/Prospectus in accordance with all applicable requirements) necessary to duly call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable for the purposes of securing the approval of such stockholders of this Agreement and the Agreement of Merger, (b) recommend to its stockholders the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with the other party with respect to the foregoing matters.

      4.08. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Agreement of Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

      4.09. DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in
Article V or the compliance by THB with the covenants set forth in Section 4.01 hereof.

      4.10. PUBLIC ANNOUNCEMENTS. The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

      4.11. FAILURE TO FULFILL CONDITIONS. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to September 30, 1997 and that it will not waive that condition, it will promptly notify the other party. PennFirst and THB will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

      4.12. CERTAIN POST-MERGER AGREEMENTS.

      The parties hereto agree to the following arrangements following the Effective Time:

      (a) OPERATIONS OF TROY HILL. PennFirst shall maintain Troy Hill as a separate subsidiary of PennFirst for a period of not less than one year from the Effective Time. Following such one-year period, PennFirst may, in its sole discretion, determine to merge or consolidate Troy Hill with ESBB.

      (b) BOARDS OF DIRECTORS OF PENNFIRST AND ESBB. Effective as of the Effective Time, the number of directors of both PennFirst and ESBB shall be increased by one and PennFirst shall nominate and elect one current director of THB (to be designated by PennFirst) as a director of each of PennFirst and ESBB for a term of not less than three years. In addition, in the event PennFirst determines to merge or consolidate Troy Hill and ESBB on or after one year from the Effective Time, two of the current directors of Troy Hill who continue as directors of Troy Hill (but not PennFirst and ESBB) after the Effective Time shall be elected to the Board of Directors of ESBB for a term of not less than three years, and the current Chairman of the Board of Troy Hill will be appointed to a newly created Troy Hill Advisory Board for a period of not less than one year and shall receive advisory Board fees therefor in an amount not less than $1,300 per month. The provisions of this Section 4.12(b) are intended to be for the benefit of, and shall be enforceable by, current members of the Board of Directors of Troy Hill.

      (c) BOARD OF DIRECTORS OF TROY HILL. Effective as of the Effective Time, Charlotte A. Zuschlag, the President and Chief Executive Officer of PennFirst, shall be elected to the Board of Directors of Troy Hill.

      (d) OFFICERS AND EMPLOYEES OF THB AND TROY HILL. The employment of the current President and Chief Executive Officer of THB and Troy Hill, Ellry N. Davis, will be terminated effective as of the Effective Date, and Mr. Davis will thereupon be entitled to, and PennFirst agrees to provide, the payments and benefits reflected on THB Disclosure Schedule 2.13(a). On or before the Effective Date, in lieu of serving as a director of PennFirst, ESBB or Troy Hill, PennFirst and Mr. Davis will negotiate and enter into a consulting agreement on mutually acceptable terms. PennFirst agrees to continue the employment of all other personnel of THB and the THB Subsidiaries as of the Effective Date, except in the event of good cause for termination, for a period of not less than twelve (12) months subsequent to the Effective Date. After the Effective Time, Troy Hill shall not hire any additional employees without the prior consent of PennFirst.

      (e)   EMPLOYEE BENEFIT PLANS.

      (1) Subject to the provisions of this Section 4.12, all employees of THB or the THB Subsidiaries immediately prior to the Effective Time who are employed by PennFirst, ESBB or Troy Hill (the "Employers") immediately following the Effective Time ("Transferred Employees") will be covered by Employers' employee benefit plans on substantially the same basis as any employee of the Employers in a comparable position. Notwithstanding the foregoing, PennFirst may determine to continue any of the THB benefit plans for Transferred Employees in lieu of offering participation in the Employers' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of THB's benefit plans, or to merge any such benefit plans with the Employers' benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the Employers' employees generally. Except as specifically provided in this Section 4.12 and as otherwise prohibited by law, Transferred Employees' service with THB or Troy Hill shall be recognized as service with the Employers for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the Employers' benefit plans, subject to applicable break-in-service rules. PennFirst agrees that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by THB or Troy Hill on the Effective Time and who then change coverage to the Employers' medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll. Notwithstanding anything herein to the contrary, after the Effective Time, (x) any amendment to, or grant of additional benefits under, any THB or Troy Hill benefit plan, including stock based plans, which continues to exist subsequent to the Effective Time, shall require the prior consent of the PennFirst, and (y) PennFirst may cause any of the THB or Troy Hill benefit plans which continue to exist, including stock based plans, to be amended in order to provide that employees of PennFirst or ESBB may be participants in such plans.

      (2) On or after the Effective Time, the THB employee stock ownership plan ("THB ESOP") may, at PennFirst's discretion, be combined with the PennFirst employee stock ownership plan ("PennFirst ESOP"); provided, however, that prior to any such combination of the THB ESOP and the PennFirst ESOP, the parties shall take all necessary action in order to amend the THB ESOP in order to ensure that any such combination does not accelerate (other than as required by law or regulation) or materially increase the benefits available to any participant in the THB ESOP. Notwithstanding anything herein to the contrary, the parties hereto will take all necessary action to amend the THB ESOP in order to provide that the Merger will not accelerate (other than as required by law or regulation) or materially increase the benefits available to any participant in the THB ESOP.

                                  ARTICLE V

                             CLOSING CONDITIONS

      5.01. CONDITIONS TO THE PARTIES' OBLIGATIONS UNDER THIS AGREEMENT.
The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

      (a) All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the OTS required to consummate the transactions contemplated hereby) shall have been obtained without any term or condition which would materially impair the value of THB and the THB Subsidiaries to PennFirst; all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all waiting periods in respect thereof shall have expired.

      (b) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby and by the Agreement of Merger shall have been duly and validly taken by PennFirst and THB, including approval by the requisite vote of the stockholders of PennFirst and THB of this Agreement and the Agreement of Merger.

      (c) No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which PennFirst or THB determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

      (d) The Form S-4 shall have become effective under the 1933 Act, and PennFirst shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the PennFirst Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

      (e) The parties shall have received, in form and substance reasonably satisfactory to them, an opinion of Elias, Matz, Tiernan & Herrick to the effect that, for federal income tax purposes, the Merger will qualify as a "reorganization" under Section 368(a) of the Code; no taxable gain will be recognized by PennFirst or THB (i) upon the transfer of THB's assets to PennFirst in exchange for PennFirst Common Stock, cash and the assumption of THB's liabilities or (ii) upon the distribution of such PennFirst Common Stock and cash to THB stockholders.

      5.02. CONDITIONS TO THE OBLIGATIONS OF PENNFIRST UNDER THIS AGREEMENT. The obligations of PennFirst under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by PennFirst:

      (a) Each of the obligations of THB required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of THB contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of THB and the THB Subsidiaries taken as a whole, and PennFirst shall have received a certificate to that effect signed by the President and Chief Executive Officer of THB.

      (b) All permits, consents, waivers, clearances, approvals and authorizations of all regulatory or governmental authorities or third parties which are necessary in connection with the consummation of the Merger shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would materially impair the value of THB and the THB Subsidiaries to PennFirst.

      (c) PennFirst shall have received, in form and substance satisfactory to it, a letter dated the date of the Closing, from KPMG Peat Marwick to the effect that the Merger will qualify for purchase accounting treatment.

      (d) Holders of THB Common Stock who dissent from the Merger pursuant to Chapter 15, Subchapter D of the PBCL by meeting the requirements set forth in the PBCL shall not hold more than 15% of the THB Common Stock immediately prior to the Effective Time.

      (e) Each stockholder of THB who is a THB Affiliate shall have executed and delivered a commitment and undertaking to the effect that (i) such stockholder will dispose of the shares of PennFirst Common Stock received by him in connection with the Merger only in accordance with the provisions of paragraph (d) of Rule 145 under the 1933 Act; (ii) such stockholder will not dispose of any of such shares until PennFirst has received an opinion of counsel acceptable to it that such proposed disposition is in compliance with the provisions of paragraph (d) of Rule 145 under the 1933 Act, which opinion shall be rendered promptly following counsel's receipt of such stockholder's written notice of its intention to sell shares of PennFirst Common Stock; and (iii) the certificates representing said shares may bear a legend referring to the foregoing restrictions.

      (f) THB shall have furnished PennFirst with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as PennFirst may reasonably request.

      5.03. CONDITIONS TO THE OBLIGATIONS OF THB UNDER THIS AGREEMENT. The obligations of THB under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by THB:

      (a) Each of the obligations of PennFirst required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of PennFirst contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of PennFirst and the PennFirst Subsidiaries taken as a whole, and THB shall have received a certificate to that effect signed by the President and Chief Executive Officer of PennFirst.

      (b) PennFirst shall have furnished THB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.03 as THB may reasonably request.


                                 ARTICLE VI

                   TERMINATION, AMENDMENT AND WAIVER, ETC.

      6.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Agreement of Merger by the stockholders of PennFirst and/or THB:

      (a)   by mutual written consent of the parties hereto;

      (b) by PennFirst or THB (i) if the Effective Time shall not have occurred on or prior to September 30, 1997 or (ii) if a vote of the stockholders of PennFirst or THB is taken and either of such stockholders fails to approve this Agreement and the Agreement of Merger at the meetings of stockholders (or any adjournment thereof) of PennFirst and THB contemplated by Section 4.07 hereof; unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

      (c) by PennFirst or THB upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless within such 30-day period a petition for rehearing or an amended application is filed or noticed, or 30 or more days after any petition for rehearing or amended application is denied;

      (d) by PennFirst in writing if THB has, or by THB in writing if PennFirst has, breached (i) any covenant or undertaking contained herein or in the Agreement of Merger, or (ii) any representation or warranty contained herein, which breach would have a material adverse effect on the business, operations, assets or financial condition of THB and the THB Subsidiaries or PennFirst and the PennFirst Subsidiaries, as applicable, taken as a whole, or upon the consummation of the transactions contemplated hereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time; provided that it is understood and agreed that either party may terminate this Agreement on the basis of any such material breach of any representation or warranty contained herein, notwithstanding any qualification therein relating to the knowledge of the other party;

      (e) by PennFirst or THB in writing, if any of the applications for prior approval referred to in Section 4.06 hereof are denied or are approved contingent upon the satisfaction of any condition or requirement which, in the reasonable opinion of the Board of Directors of PennFirst, would materially impair the value of THB and the THB Subsidiaries to PennFirst, and the time period for appeals and requests for reconsideration has run.


      6.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either PennFirst or THB as provided above, this Agreement shall forthwith become void (other than Sections 4.05(b) and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 4.05(b) and 7.01 hereof and except for liability for any breach of this Agreement.

      6.03. AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of PennFirst and/or THB, the parties may
(a) amend this Agreement and the Agreement of Merger, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the stockholders of PennFirst and/or THB, there may not be, without further approval of such stockholders, any amendment or waiver of this Agreement or the Agreement of Merger which modifies either the amount or the form of the Merger Consideration to be delivered to stockholders of THB. This Agreement and the Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                 ARTICLE VII

                                MISCELLANEOUS

      7.01. EXPENSES.

      (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including without limitation legal, accounting, investment banking and printing expenses) shall be borne by the party incurring such costs and expenses, provided that PennFirst shall bear all costs of printing, mailing and filing the Form S-4 and Joint Proxy Statement/Prospectus and all other registration and filing fees relating to the Merger.

      (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder;
PROVIDED, FURTHER, HOWEVER, that in the event that, (x) PennFirst's Board of Directors fails to recommend to its stockholders the approval of this Agreement and the Agreement of Merger and such stockholders fail to approve this Agreement and the Agreement of Merger at a duly held meeting of such stockholders or at any adjournment or postponement thereof or (y) PennFirst fails to duly hold a meeting of its stockholders for the purpose of voting on this Agreement and the Agreement of Merger, then PennFirst will promptly reimburse THB for its out-of-pocket costs and expenses (documented with reasonable specificity) incurred by THB in connection with entering into this Agreement and carrying out any and all acts contemplated hereunder up to a maximum amount of $150,000 and shall also promptly pay THB a termination fee of $150,000.

      7.02. SURVIVAL. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, except for the provisions of
Section 4.12 hereof.

      7.03. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

      (a)   If to PennFirst, to:

            PennFirst Bancorp, Inc.
            600 Lawrence Avenue
            Ellwood City, Pennsylvania  16117
            Attn: Charlotte A. Zuschlag

            Copy to:

            Plowman, Spiegel & Lewis, P.C.
            2nd Floor, The Grant Building
            Pittsburgh, Pennsylvania  15219
            Attn:  Charles B. Jarrett, Jr.

      (b)   If to THB, to:

            Troy Hill Bancorp, Inc.
            1706 Lowrie Street
            Pittsburgh, Pennsylvania 15212
            Attn: Ellry N. Davis

            Copy  to:

            Elias, Matz, Tiernan and Herrick L.L.P.
            734 15th Street, N.W.
            Washington, D.C.  20005
            Attn: Raymond A. Tiernan, Esq.
                  Jeffrey D. Haas, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

      7.04. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

      7.05. COMPLETE AGREEMENT. This Agreement and the Agreement of Merger, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

      7.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

      7.07. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws thereof.

      7.08. HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, PennFirst and THB have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          PENNFIRST BANCORP, INC.


Attest:

/s/ Frank D. Martz                        By:/s/Charlotte A. Zuschlag
- -----------------------------------          -----------------------------------
Frank D. Martz                               Charlotte A. Zuschlag
Senior Vice President of Operations          President and Chief Executive
  and Secretary                              Officer



                                           TROY HILL BANCORP, INC.


Attest:

/s/ Nancy H. Kufner                       By:/s/ Ellry N. Davis
- -----------------------------------          -----------------------------------
Nancy H. Kufner                              Ellry N. Davis
Secretary                                    President and Chief Executive
                                             Officer

                                                                  APPENDIX A


                             AGREEMENT OF MERGER

      This Agreement of Merger is dated as of September 16, 1996, by and between PennFirst Bancorp, Inc. ("PennFirst"), a Pennsylvania corporation, and Troy Hill Bancorp, Inc. ("THB"), a Pennsylvania corporation.

                            W I T N E S S E T H:

      WHEREAS, PennFirst and THB have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"); and

      WHEREAS, pursuant to the Reorganization Agreement and this Agreement of Merger, and subject to the terms and conditions set forth therein and herein, THB shall be merged with and into PennFirst, with PennFirst the surviving corporation of such merger;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Reorganization Agreement, the parties hereto do mutually agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

      Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

      1.1 "EFFECTIVE TIME" shall mean the date and time at which the Merger contemplated by this Agreement of Merger becomes effective as provided in
Section 2.2 of this Agreement of Merger.

      1.2 "THB COMMON STOCK" shall mean the common stock, par value $.01 per share, of THB.

      1.3 "MERGER" shall refer to the merger of THB with and into PennFirst as provided in Section 2.1 of this Agreement of Merger.

      1.4 "MERGING CORPORATIONS" shall collectively refer to PennFirst and THB.

      1.5 "PENNFIRST COMMON STOCK" shall mean the common stock, par value $.01 per share, of PennFirst.

      1.6 "STOCKHOLDER MEETINGS" shall mean the respective meetings of the stockholders of PennFirst and THB held pursuant to Section 4.07 of the Agreement.

      1.7 "SURVIVING CORPORATION" shall mean PennFirst as the surviving corporation of the Merger.


                                 ARTICLE II

                             TERMS OF THE MERGER


      2.1 THE MERGER. Subject to the terms and conditions set forth in the Reorganization Agreement, at the Effective Time, THB shall be merged with and into PennFirst pursuant to Chapter 19, Subchapter C of the Pennsylvania Business Corporation Law ("PBCL"). PennFirst shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the Commonwealth of Pennsylvania. At the Effective Time, the separate existence and corporate organization of THB shall cease, and PennFirst shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature of each of THB and PennFirst; and be subject to all the restrictions, disabilities and duties of each of THB and PennFirst; and all and singular, the rights, privileges, powers and franchises of each of THB and PennFirst, and all property, real, personal and mixed, and all debts due to either THB or PennFirst on whatever account, as well for stock subscriptions and all other things in action or belonging to each of THB and PennFirst shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of, respectively, THB and PennFirst, and the title to any real estate vested by deed or otherwise, under the laws of the Commonwealth of Pennsylvania or elsewhere in either THB or PennFirst shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of either of THB or PennFirst shall be preserved unimpaired, and all debts, liabilities and duties of THB and PennFirst shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

      2.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time that Articles of Merger are executed and filed with the Secretary of State of the Commonwealth of Pennsylvania pursuant to Section 1927 of the PBCL, unless a later date and time is specified as the Effective Time in such Articles of Merger.

      2.3 NAME OF THE SURVIVING CORPORATION. The name of the Surviving Corporation shall be "PennFirst Bancorp, Inc."

      2.4 ARTICLES OF INCORPORATION. On and after the Effective Time, the Articles of Incorporation of PennFirst shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

      2.5 BYLAWS. On and after the Effective Time, the Bylaws of PennFirst shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.


                                 ARTICLE III

                            CONVERSION OF SHARES

      3.1  CONVERSION OF THB COMMON STOCK AND OPTIONS TO PURCHASE THB COMMON
            Stock.

      (a) Subject to Section 3.2 hereof, each share of THB Common Stock outstanding immediately prior to the Effective Time, other than (i) shares held by THB (including Treasury shares) or PennFirst or any of their respective wholly owned subsidiaries and (ii) THB Dissenting Shares (as hereinafter defined), shall be converted into the number of shares of PennFirst Common Stock equal to the Exchange Ratio (as defined in the Reorganization Agreement) or $21.15 in cash in accordance with the terms of Section 1.03 of the Reorganization Agreement.

      (b) Notwithstanding any other provision hereof, no fractional shares of PennFirst Common Stock shall be issued to holders of THB Common Stock. In lieu thereof, each holder of shares of THB Common Stock entitled to a fraction of a share of PennFirst Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash in accordance with the terms of Section 1.05 of the Reorganization Agreement. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

      (c) At or immediately prior to the Effective Time, each option to purchase THB Common Stock issued pursuant to THB's 1994 Stock Option Plan shall be cancelled, and each holder of any such option, whether or not then vested or exercisable, shall be entitled to receive from PennFirst or THB either a new option to acquire shares of PennFirst Common Stock or a cash amount determined in accordance with Section 1.06 of the Reorganization Agreement. The payment of the consideration referred to in this Section 3.1(c) to holders of options to purchase THB Common Stock shall be subject to the execution by any such holder of such instruments of cancellation as PennFirst may reasonably deem appropriate.

      3.2  EXCHANGE OF CERTIFICATES FOR STOCK AND/OR CASH.

      After the Effective Time, each holder of a certificate for theretofore outstanding shares of THB Common Stock, shall be surrendered and exchanged for cash or stock consideration in the manner provided in Section 1.04 of the Reorganization Agreement.

      3.3 DISSENTING SHARES. Notwithstanding anything in this Agreement of Merger to the contrary, shares of THB Common Stock which are outstanding immediately prior to the Effective Time and which are held by stockholders (other than PennFirst or any wholly-owned subsidiary thereof) who shall not have voted such shares in favor of the Agreement and this Agreement of Merger and who shall have satisfied all of the applicable requirements of Chapter 15, Subchapter D of the PBCL ("THB Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, shares of PennFirst Common Stock or cash as set forth in Section 3.1 hereof, but the holders thereof shall be entitled to payment of the fair value of such shares in accordance with said section of the PBCL, subject to the procedures and the conditions specified in such provision of the PBCL, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their right to appraisal and payment under such law. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the shares of THB Common Stock held by such holder shall thereupon be deemed to have been converted into the right to receive, or be exchangeable at the Effective Time for, cash as provided in 1.08 of the Reorganization Agreement. PennFirst hereby agrees to make, or cause to be made, payment in cash for any Dissenting Shares.

      3.4 PENNFIRST COMMON STOCK. Each share of PennFirst Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, continue to be issued and outstanding as an identical share of PennFirst Common Stock.


                                 ARTICLE IV

                                MISCELLANEOUS

      4.1 CONDITIONS PRECEDENT. The respective obligations of each party under this Agreement of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article V of the Reorganization Agreement.

      4.2 TERMINATION. This Agreement of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Reorganization Agreement in accordance with
Section 6.01 thereof.

      4.3 AMENDMENTS. To the extent permitted by the PBCL, this Agreement of Merger may be amended by a subsequent writing signed by each of the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however, that the provisions of Article III of this Agreement of Merger relating to the consideration to be paid for the shares of THB Common Stock shall not be amended after either of the Stockholder Meetings so as to modify either the amount or the form of such consideration or to otherwise materially adversely affect the shareholders of PennFirst or THB without the approval of the stockholders of PennFirst and THB who are so affected.

      4.4 SUCCESSORS. This Agreement of Merger shall be binding on the successors of PennFirst and THB.

      IN WITNESS WHEREOF, PennFirst and THB have caused this Agreement of Merger to be executed by their duly authorized officers as of the day and year first above written.

                                            PENNFIRST BANCORP, INC.
Attest:



/s/ Frank D. Martz                          By: /s/ Charlotte A. Zuschlag
- -----------------------------------             -------------------------------
Frank D. Martz                                  Charlotte A. Zuschlag
Senior Vice President of Operations             President and Chief Executive
  and Secretary                                   Officer



                                            TROY HILL BANCORP, INC.
Attest:


/s/ Nancy H. Kufner                         By: /s/ Ellry N. Davis
- -----------------------------------             -------------------------------
Nancy H. Kufner                                 Ellry N. Davis
Secretary                                       President and Chief
                                                  Executive Officer